Exhibit 99.1
Harmonic Announces Third Quarter Results
Strong Year-over-Year Sales and Earnings Growth;
Maintaining Gross Margins
SUNNYVALE, Calif.—October 27, 2008—Harmonic Inc. (NASDAQ: HLIT), a leading provider of broadcast and on-demand video delivery solutions, today announced its preliminary and unaudited results for the quarter ended September 26, 2008.
For the third quarter of 2008, the Company reported net sales of $91.5 million, up 11% from $82.3 million in the third quarter of 2007. For the first nine months of 2008, net sales were $268.1 million, up 20% from $223.8 million in the same period of 2007. International sales represented 39% of revenue for the third quarter of 2008, compared to 46% in the same period of 2007. In the third quarter of 2008, Harmonic had strong bookings across the Company’s global customer base of cable, satellite, telco and other operators.
The Company maintained its gross margins in the third quarter of 2008, reflecting the continued success of its new products and solutions, as well as its sourcing strategy and product design innovations.
GAAP net income for the third quarter of 2008 was $12.0 million, or $0.12 per diluted share, up from $9.4 million, or $0.12 per diluted share, for the same period of 2007. The results for the third quarter of 2008 included a charge of approximately $0.8 million for the impairment of an investment in the unsecured debt of Lehman Brothers. Excluding this charge and non-cash accounting charges for stock-based compensation, the amortization of intangibles, excess facilities and a credit arising from the reversal of a valuation allowance against certain deferred tax assets, the non-GAAP net income for the third quarter of 2008 was $15.9 million, or $0.17 per diluted share, up from $11.9 million, or $0.15 per diluted share, for the same period of 2007. See “Use of Non-GAAP Financial Measures” and “GAAP to non-GAAP Reconciliation” below.
As of September 26, 2008, the Company had cash, cash equivalents and short-term investments of $293.4 million, up from $288.2 million as of June 27, 2008.
“We are pleased with our third quarter operating performance, bookings and momentum moving into the fourth quarter,” said Patrick Harshman, President and Chief Executive Officer. “Across different markets and geographies, video service providers continue to select our award-winning systems and solutions to expand their on-demand, high-definition and next-generation IP-based service offerings.”
“While the global economic environment creates uncertainty, we remain confident about our strong market position and long-term growth opportunities. Our technology leadership, diverse customer base and operating performance have placed us in an excellent position to further strengthen our competitive position and extend our global customer base.”
Business Outlook
The Company anticipates that net sales for the fourth quarter of 2008 will be in a range of $92 to $95 million and gross margins will be 47% to 49% on a GAAP basis. Non-GAAP gross margins for the same period, excluding charges for stock-based compensation and the amortization of intangibles, are anticipated to be in a range of 49% to 51%.
Conference Call Information
Harmonic will host a conference call today to discuss its financial results at 2:00 p.m. Pacific (5:00 p.m. Eastern). A listen-only broadcast of the conference call can be accessed on the Company’s website at www.harmonicinc.com or by calling +1.706.634.9047 (conference identification code 30815836). The replay will be available after 6:00 p.m. Pacific at the same website address or by calling +1.706.645.9291 (conference identification code 30815836).
About Harmonic Inc.
Harmonic Inc. is a leading provider of versatile and high performance video solutions that enable service providers to efficiently deliver the next generation of broadcast and on-demand video services, including high definition, video-on-demand, network personal video recording and time-shifted TV. Cable, satellite, broadcast and telecom service providers can utilize Harmonic’s digital video, broadband optical access and software solutions to offer consumers a compelling and personalized viewing experience.
Harmonic (NASDAQ: HLIT) is headquartered in Sunnyvale, California with R&D, sales and system integration centers worldwide. The Company’s customers, including many of the world’s largest communications providers, deliver services in virtually every country. Visit www.harmonicinc.com for more information.
Legal Notice Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements related to: our belief that, across different markets and geographies, video service providers continue to select our award-winning systems and solutions to expand their on-demand, high-definition and next-generation IP-based service offerings; our beliefs regarding our strong market position and long-term growth opportunities; our belief that our technology leadership, diverse customer base and operating performance have placed us in an excellent position to further strengthen our competitive position and extend our global customer base; and our expectations regarding net sales, GAAP gross margins and non-GAAP gross margins for the fourth quarter of 2008. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the possibility that: the trends toward more high-definition, on-demand and anytime, anywhere video will not continue to develop at its current pace, or at all; our products will not generate sales that are commensurate with our expectations; the mix of products sold and the effect it has on gross margins; delays or decreases in capital spending in the cable, satellite and telco industries; customer concentration and consolidation; general economic conditions, including the impact of recent turmoil in the global financial markets; market acceptance of new or existing Harmonic products; losses of one or more key customers; risks associated with Harmonic’s international operations; inventory management; the effect of competition; difficulties associated with rapid technological changes in Harmonic’s markets; the need to introduce new and enhanced products and the risk that our product development is not timely or does not result in expected benefits or market acceptance; risks associated with a cyclical and unpredictable sales cycle; and risks that our international sales and support center will not provide the operational or tax benefits that we anticipate or that expenses exceed our plans. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in Harmonic’s filings with the Securities and Exchange Commission, including our annual report filed on Form 10-K for the year ended December 31, 2007, our subsequent quarterly reports on Form 10-Q, and our current reports on Form 8-K. Harmonic does not undertake to update any forward-looking statements.
EDITOR’S NOTE — Product and company names used herein are trademarks or registered trademarks of their respective owners.

Harmonic Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 26, 2008	December 31, 2007

Assets
Current assets:
Cash and cash equivalents	$169,593	$129,005
Short-term investments	123,816	140,255
Accounts receivable, net	75,949	69,302
Inventories	32,530	34,251
Deferred income taxes	26,964	3,506
Prepaid expenses and other current assets	11,692	17,489

Total current assets	440,544	393,808

Property and equipment, net	14,894	14,082

Goodwill, intangibles and other assets	84,182	67,889

	$539,620	$475,779

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	12,688	20,500
Income taxes payable	46	481
Deferred revenue	29,378	37,865
Accrued liabilities	40,589	51,686

Total current liabilities	82,701	110,532

Accrued excess facilities costs, long-term	6,584	9,907
Income taxes payable, long-term	40,773	8,908
Other non-current liabilities	8,511	12,019

Total liabilities	138,569	141,366

Stockholders’ equity:
Common stock	2,263,774	2,246,969
Accumulated deficit	(1,861,603)	(1,912,386)
Accumulated other comprehensive loss	(1,120)	(170)

Total stockholders’ equity	401,051	334,413

	$539,620	$475,779

Harmonic Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 26, 2008	September 28, 2007	September 26, 2008	September 28, 2007

Net sales	$91,455	$82,295	$268,071	$223,814

Cost of sales	47,259	46,652	138,744	130,454

Gross profit	44,196	35,643	129,327	93,360

Operating expenses:
Research and development	13,724	11,018	40,264	31,615
Selling, general and administrative	19,254	14,911	56,725	46,357
Write-off of acquired in-process technology	—	700	—	700
Amortization of intangibles	160	143	479	365

Total operating expenses	33,138	26,772	97,468	79,037

Income from operations	11,058	8,871	31,859	14,323

Interest and other income, net	836	1,296	5,526	3,266

Income before income taxes	11,894	10,167	37,385	17,589

Provision for (benefit from) income taxes	(71)	750	(13,398)	807

Net income	$11,965	$9,417	$50,783	$16,782

Net income per share
Basic	$0.13	$0.12	$0.54	$0.21

Diluted	$0.12	$0.12	$0.53	$0.21

Shares used to compute net income per share:
Basic	94,805	80,371	94,365	79,570

Diluted	95,863	81,642	95,491	80,743

Harmonic Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended
	September 26, 2008	September 28, 2007

Cash flows from operating activities:
Net income	$50,783	$16,782
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Amortization of intangibles	4,746	3,661
Write-off of acquired in-process technology	—	700
Depreciation	5,215	5,089
Stock-based compensation	5,470	4,475
Excess tax benefits from stock-based compensation	(2,864)	—
Loss (gain) on disposal and impairment of fixed assets	22	(31)
Loss on impairment of investments	845	—
Deferred income taxes	(46,249)	—
Other non-cash adjustments, net	(2,090)	(386)
Changes in assets and liabilities:
Accounts receivable	(6,612)	(4,234)
Inventories	1,741	5,777
Prepaid expenses and other assets	5,755	1,108
Accounts payable	(7,812)	(18,217)
Deferred revenue	(6,967)	3,714
Income taxes payable	31,430	(271)
Accrued excess facilities costs	(4,808)	(5,661)
Accrued and other liabilities	(9,939)	(3,242)

Net cash provided by (used in) operating activities	18,666	9,264

Cash flows from investing activities:
Purchases of investments	(91,868)	(70,507)
Proceeds from sale of investments	109,363	71,578
Acquisition of property and equipment, net	(6,049)	(4,193)
Acquisition of intellectual property	(500)	—
Acquisition of Rhozet Corp., net of cash received	(2,828)	(1,370)
Redemption (purchase) of Entone, Inc. convertible note	2,500	(2,500)
Acquisition costs related to the merger of Entone Technologies, Inc.	—	(2,466)

Net cash provided by (used in) investing activities	10,618	(9,458)

Cash flows from financing activities:
Repayments under bank line and term loan	—	(460)
Repayments of capital lease obligations	—	(65)
Proceeds from issuance of common stock, net	8,367	8,292
Excess tax benefits from stock-based compensation	2,864	—

Net cash provided by financing activities	11,231	7,767

Effect of exchange rate changes on cash and cash equivalents	73	(34)

Net increase in cash and cash equivalents	40,588	7,539
Cash and cash equivalents at beginning of period	129,005	33,454

Cash and cash equivalents at end of period	$169,593	$40,993

Harmonic Inc.
Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended				Nine Months Ended
	September 26,		September 28,		September 26,		September 28,
	2008		2007		2008		2007

Product
Video Processing	$32,284	35%	$38,623	47%	$101,152	38%	$92,790	41%
Edge & Access	43,029	47%	29,156	35%	124,191	46%	95,891	43%
Software, Services and Other	16,142	18%	14,516	18%	42,728	16%	35,133	16%

Total	$91,455	100%	$82,295	100%	$268,071	100%	$223,814	100%

Geography
United States	$55,669	61%	$44,638	54%	$153,565	57%	$125,447	56%
International	35,786	39%	37,657	46%	114,506	43%	98,367	44%

Total	$91,455	100%	$82,295	100%	$268,071	100%	$223,814	100%

Market
Cable	$57,953	63%	$41,608	51%	$166,473	62%	$139,310	62%
Satellite	19,824	22%	26,462	32%	53,378	20%	43,706	20%
Telco & Other	13,678	15%	14,225	17%	48,220	18%	40,798	18%

Total	$91,455	100%	$82,295	100%	$268,071	100%	$223,814	100%

Use of Non-GAAP Financial Measures
In establishing operating budgets, managing its business performance, and setting internal measurement targets, the Company excludes a number of items required by GAAP. Management believes that these accounting charges and credits, which are non-cash or non-recurring in nature, are not useful in managing its operations and business. Historically, the Company has also publicly presented these supplemental non-GAAP financial measures in order to assist the investment community to see the Company “through the eyes of management,” and thereby enhance understanding of its operating performance. The non-GAAP financial measures presented here are gross margin, operating expense, net income and net income per share. The presentation of non-GAAP information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP and is not necessarily comparable to non-GAAP results published by other companies. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. The non-GAAP adjustments described below have historically been excluded from our non-GAAP financial measures. These adjustments, and the basis for excluding them, are:
•	Restructuring Activities
•	Severance Costs

The Company has incurred severance costs in cost of sales and in operating expenses in connection with the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

•	Excess Facilities

The Company has incurred excess facilities charges and credits in operating expenses due to adjustments related to vacating portions of its Sunnyvale campus, estimating income from subleases of buildings, and to the closing of its manufacturing and research and development facilities in the UK. The Company excludes one-time charges and credits of this nature in evaluating its ongoing operational performance. We believe that these charges and credits do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.

•	Product Discontinuance

In connection with the restructuring of its operations in the UK, the Company recorded charges for excess inventory in connection with discontinued products. The Company excludes one-time costs of this nature in evaluating its ongoing operational performance. We believe that these costs do not reflect expected future expenses nor do they provide a meaningful comparison of current versus prior operating results.
•	Non-Cash Items
•	Stock-Based Compensation Expense

The Company has incurred stock-based compensation expense in cost of sales and operating expenses as required under FAS 123R. The Company excludes stock-based compensation expense because it believes that this measure is not relevant in evaluating its core operating performance, either for internal measurement purposes or for period-to-period comparisons and benchmarking against other companies.

•	Amortization of Intangibles

The Company has incurred amortization of intangibles related to acquisitions made by the Company. Management excludes these items when it evaluates its core operating performance. We believe that eliminating these expenses is useful to investors when comparing historical and prospective results and comparing such results to other companies because these expenses will vary if and when the Company makes additional acquisitions.

•	Impairment of a Marketable Security

The fair value of the Company’s investment in the unsecured debt of Lehman Brothers Holdings, Inc. has been substantially reduced because of the bankruptcy of the issuer. As a result, we recorded an “other-than-temporary” impairment charge to reduce the carrying value of this investment. This impairment charge has been excluded from our non-GAAP net income because we expect the impairment charge to be a non-recurring item. As such, we believe that its inclusion in our calculation of non-GAAP net income would not provide a meaningful comparison of current versus prior net income.

•	Reversal of Valuation Allowance for Certain Deferred Tax Assets

The Company has reversed a valuation allowance against certain deferred tax assets, resulting in a credit to its provision for income taxes. Management has excluded the discrete benefit from this reversal from its calculation of the Company’s non-GAAP net income because it believes that it is of a one-time nature and does not reflect future expected tax provisions nor does it provide a meaningful comparison of current versus prior net income.

Harmonic Inc.
GAAP to non-GAAP Income Reconciliation
(Unaudited)

	Three Months Ended September 26, 2008			Three Months Ended September 28, 2007
		Operating			Operating
(In thousands)	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income

GAAP	$44,196	$33,138	$11,965	$35,643	$26,772	$9,417

Cost of sales related to stock based compensation expense	325		325	255		255
Research and development expense related to stock based compensation expense		(785)	785		(563)	563
Selling, general and administrative expense related to stock based compensation expense		(1,110)	1,110		(870)	870
Selling, general and administrative expense related to excess facilities expense		(283)	283		1,384	(1,384)
Amortization of intangibles from acquisitions	1,356	(160)	1,516	1,337	(843)	2,180
Impairment on Lehman Brothers investment			845
Income tax valuation allowance adjustment			(970)

Non-GAAP	$45,877	$30,800	$15,859	$37,235	$25,880	$11,901

GAAP per share — basic			$0.13			$0.12

GAAP per share — diluted			$0.12			$0.12

Non-GAAP income per share — basic			$0.17			$0.15

Non-GAAP income per share — diluted			$0.17			$0.15

Shares used in per-share calculation — basic			94,805			80,371

Shares used in per-share calculation — diluted			95,863			81,642

	Nine Months Ended September 26, 2008			Nine Months Ended September 28, 2007
		Operating			Operating
	Gross Margin	Expense	Net Income	Gross Margin	Expense	Net Income

GAAP	$129,327	$97,468	$50,783	$93,360	$79,037	$16,782

Cost of sales related to severance costs				188		188
Cost of sales related to stock based compensation expense	819		819	719		719
Cost of sales related to product discontinuance				772		772
Research and development expense related to severance costs					(334)	334
Research and development expense related to stock based compensation expense		(2,021)	2,021		(1,439)	1,439
Selling, general and administrative expense related to severance costs					(131)	131
Selling, general and administrative expense related to stock based compensation expense		(2,630)	2,630		(2,317)	2,317
Selling, general and administrative expense related to excess facilities expense		(1,738)	1,738		813	(813)
Amortization of intangibles from acquisitions	4,151	(479)	4,630	3,266	(1,065)	4,331
Impairment on Lehman Brothers investment			845
Income tax valuation allowance adjustment			(16,068)

Non-GAAP	$134,297	$90,600	$47,398	$98,305	$74,564	$26,200

GAAP per share — basic			$0.54			$0.21

GAAP per share — basic			$0.53			$0.21

Non-GAAP income per share — basic			$0.50			$0.33

Non-GAAP income per share — diluted			$0.50			$0.32

Shares used in per-share calculation — basic			94,365			79,570

Shares used in per-share calculation — diluted			95,491			80,743